                            SCHEDULE 14C INFORMATION
             INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF THE
                         SECURITIES EXCHANGE ACT OF 1934
                                 (AMENDMENT NO.)

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                                    MGI FUNDS
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                                  MGI FUNDS(TM)

                     MGI US Small/Mid Cap Value Equity Fund

                                One Investors Way

                          Norwood, Massachusetts 02062

October 4, 2006

Dear Shareholder:

We are pleased to notify you of changes involving the subadvisors for the MGI US
Small/Mid  Cap Value  Equity  Fund  (the  "Fund"),  a series  of MGI Funds  (the
"Trust").

Specifically,  the Board of Trustees of the Trust (the "Board") has approved the selection of two new  subadvisors  for the Fund, and approved a new  subadvisory agreement between Mercer Global Investments, Inc., the Fund's investment advisor
("MGI" or the "Advisor") and each new  subadvisor.  The two new  subadvisors are
AQR Capital Management,  LLC ("AQR") and NWQ Investment  Management Company, LLC
("NWQ").

The Board also has determined to terminate the  subadvisory  agreement with J.L.
Kaplan  Associates,  LLC ("Kaplan"),  one of the two subadvisors that previously managed an allocated portion of the Fund's portfolio, and AQR and NWQ have taken over the  management  of the Fund's  portfolio  previously  allocated to Kaplan.
Wells Capital Management ("Wells") will continue to manage its allocated portion of the Fund's portfolio.

These  changes  became  effective on June 27, 2006. I encourage  you to read the attached Information Statement, which provides, among other information, details regarding the new  subadvisors for the Fund and a discussion of the factors that the Board considered in approving the changes described above.

                                     Sincerely,

                                     /s/ Phillip J. de Cristo

                                     Phillip J. de Cristo

                                     Trustee, President, and Chief Executive
                                     Officer, MGI Funds

                                  MGI FUNDS(TM)

                     MGI US Small/Mid Cap Value Equity Fund

                                One Investors Way
                          Norwood, Massachusetts 02062

--------------------------------------------------------------------------------
                              INFORMATION STATEMENT
--------------------------------------------------------------------------------

This Information Statement is being furnished on behalf of the Board of Trustees
(the  "Board") of MGI Funds (the "Trust") to inform  shareholders  of the MGI US
Small/Mid Cap Value Equity Fund (the "Fund") about recent changes related to the
Fund's  sub-advisory  arrangements.  The changes include the addition of two new subadvisors  for  the  Fund,  as  well  as the  termination  of  one of the  two subadvisors that had managed an allocated  portion of the Fund's portfolio since its inception. These changes were approved by the Board on the recommendation of the Fund's investment  advisor,  Mercer Global  Investments,  Inc. ("MGI" or the
"Advisor"),  without shareholder approval, as is permitted by an exemptive order of the U.S.  Securities and Exchange  Commission ("SEC") dated December 28, 2005
(the "Exemptive Order").  This Information Statement is being mailed on or about
October 4, 2006 to  shareholders  of record of the Fund as of July 31, 2006.  WE
ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

                                  INTRODUCTION

MGI is the investment  advisor for the series of the Trust,  including the Fund.
The Advisor uses a "manager of managers"  approach in managing the assets of the
Trust's series. This permits MGI to hire, terminate, or replace subadvisors that are unaffiliated with the Trust or the Advisor, and to modify material terms and conditions of subadvisory  agreements.  Section 15(a) of the Investment  Company
Act  of  1940,  as  amended  (the  "1940  Act"),  generally  requires  that  the shareholders  of a mutual fund approve an  agreement  pursuant to which a person serves as the  investment  advisor or subadvisor of the fund.  The Trust and the
Advisor have  obtained the  Exemptive  Order from the SEC that permits the Trust and the Advisor,  subject to certain  conditions  and approval by the Board,  to hire and retain  unaffiliated  subadvisors and modify  subadvisory  arrangements without shareholder approval.  Under the Exemptive Order, the Advisor may act as a  manager  of  managers  for all or some of the  series of the  Trust,  and the
Advisor supervises the provision of portfolio  management services to the series by the subadvisors.

The  Exemptive  Order allows the Advisor:  (i) to continue the  employment of an existing  subadvisor  after  events  that  would  otherwise  cause an  automatic termination  of a  subadvisory  agreement  with  the  subadvisor;  and  (ii)  to reallocate  assets among existing or new  subadvisors.  The Advisor has ultimate responsibility  (subject to oversight  by the Board) to oversee the  subadvisors and recommend their hiring, termination, and replacement.

Consistent  with the  terms of the  Exemptive  Order,  the  Board,  including  a majority  of the  Trustees  who are not  "interested  persons"  (as that term is defined  in the 1940  Act) of the  Trust  or of the  Advisor  (the  "Independent
Trustees"), (i) appointed AQR Capital Management, LLC ("AQR") and NWQ Investment
Management  Company,  LLC ("NWQ") to serve as  subadvisors of the Fund, and (ii)
approved subadvisory agreements (each, a "Subadvisory  Agreement," and together, the "Subadvisory Agreements") between the Advisor and AQR and NWQ, respectively, on behalf of the Fund.  Each of AQR and NWQ is  independent  of the  Advisor and discharges its responsibilities  subject to the oversight and supervision of the
Advisor.  The  subadvisors  are  paid by the  Advisor  and not by the  Fund.  In accordance  with  procedures  adopted by the Board, a subadvisor to the Fund may affect portfolio  transactions  through an affiliated  broker-dealer and receive brokerage commissions in connection therewith as permitted by applicable law.

The Trust and the Advisor  have agreed to comply with  certain  conditions  when acting  in  reliance  on the  relief  granted  in  the  Exemptive  Order.  These conditions  require,  among other things, that within ninety days of retaining a new  subadvisor,  the affected fund will notify  shareholders of the fund of the changes.  This Information  Statement  provides such notice and presents details regarding the Fund's new subadvisory arrangements.

                                   THE ADVISOR

The Advisor,  a Delaware  corporation  located at One  Investors  Way,  Norwood,
Massachusetts  02062,  serves as the investment advisor to the Fund. The Advisor is an indirect,  wholly-owned subsidiary of Marsh & McLennan Companies, Inc. The
Advisor is registered as an investment advisor with the SEC under the Investment
Advisers  Act of 1940,  as  amended  (the  "Advisers  Act").  The  Advisor is an affiliate of Mercer Investment  Consulting,  Inc., an investment consultant with more than 30 years' experience  reviewing,  rating, and recommending  investment managers for institutional clients.

The Advisor provides  investment  advisory  services to the Fund pursuant to the
Investment Management  Agreement,  dated July 1, 2005, between the Trust and the
Advisor (the "Management Agreement"). The Trust employs the Advisor generally to manage the investment and  reinvestment  of the assets of the Fund. In so doing, the Advisor may hire one or more subadvisors to carry out the investment program of the Fund  (subject to the  approval of the Board).  The Advisor  continuously reviews, supervises, and (where appropriate) administers the investment programs of the Fund. The Advisor  furnishes  periodic reports to the Board regarding the investment programs and performance of the Fund.

Pursuant to the  Management  Agreement,  the  Advisor  has  overall  supervisory
responsibility   for  the  general  management  and  investment  of  the  Fund's securities portfolio, and, subject to review and approval by the Board: (i) sets
the  Fund's  overall  investment  strategies;   (ii)  evaluates,   selects,  and
recommends  subadvisors to manage all or part of the Fund's  assets;  (iii) when appropriate, allocates and reallocates the Fund's assets among subadvisors; (iv)
monitors  and  evaluates  the   performance   of   subadvisors,   including  the
subadvisors'   compliance   with  the  investment   objective,   policies,   and
restrictions  of the Fund;  and (v)  implements  procedures  to ensure  that the
subadvisors  comply  with  the  Fund's  investment  objective,   policies,   and
restrictions.

For these services, the Fund pays the Advisor a fee calculated at an annual rate of 0.90% of the Fund's average daily net assets.  The Advisor received  $144,139 in fees for  advisory  services  provided  to the Fund for the fiscal year ended
March 31, 2006.

Several of the officers of the Trust are also officers  and/or  employees of the
Advisor.  These  individuals and their  respective  positions are: Phillip J. de
Cristo serves as Trustee,  President,  and Chief Executive  Officer of the Trust
and President of the Advisor.  Ravi B. Venkataraman serves as Vice President and
Chief  Investment  Officer  of the  Trust and Chief  Investment  Officer  of the
Advisor.  Richard S. Joseph serves as Vice President,  Treasurer,  and Principal
Accounting  Officer of the Trust and Chief  Operating  Officer  of the  Advisor.
Cynthia Lo Bessette serves as Vice President, Secretary, and Chief Legal Officer of the Trust and Senior  Corporate  Counsel of the Advisor.  David M. Goldenberg
serves as Vice  President  and  Assistant  Secretary  of the  Trust and  General
Counsel of Mercer  Human  Resource  Consulting,  an  affiliate  of the  Advisor.
Christopher  A. Ray serves as Vice President of the Trust and Vice President and
Senior  Portfolio  Manager  of the  Advisor.  Martin  J.  Wolin  serves  as Vice
President  and Chief  Compliance  Officer  of the Trust and as Chief  Compliance
Officer for the Advisor in North America.

                               THE NEW SUBADVISORS

Each of AQR and NWQ was approved by the Board to serve as a  subadvisor  for the
Fund  at a  Board  meeting  held  on May  25,  2006  (the  "May  Meeting").  The subadvisory  agreement  between  the  Advisor and J.L.  Kaplan  Associates,  LLC
("Kaplan"),  on  behalf  of the  Fund,  was  terminated  on June 22,  2006.  The subadvisory  agreement  with  Kaplan  was  terminated  as a result  of  concerns regarding  Kaplan's  organizational  stability  and key  personnel  risk.  These related to  structural  differences  between  Kaplan and  Evergreen  Investments
("Evergreen"), Kaplan's corporate affiliate; the relationship between the Fund's three  portfolio  managers at Kaplan and  Evergreen;  and  increasing  personnel
turnover  at  Kaplan,   particularly  among  analysts.   Furthermore,   Kaplan's
performance  in managing its allocated  portion of the Fund's  portfolio had not met the  Advisor's  expectations.  The Fund's other  subadvisor,  Wells  Capital
Management  ("Wells"),  will  continue  to manage its  allocated  portion of the
Fund's portfolio.

Each  subadvisor to the Fund is independent of the Advisor,  and each subadvisor discharges its responsibilities  subject to the oversight and supervision of the
Advisor.  The  subadvisors  are  compensated  out of the fees  that the  Advisor receives  from the Fund.  There will be no increase in advisory fees paid by the
Fund as a result of the Fund's new subadvisory arrangements with AQR and NWQ.

AQR Capital Management, LLC

AQR is located at Two Greenwich Plaza, 3rd Floor, Greenwich,  Connecticut 06830.
AQR  is a  Delaware  limited  liability  company  that  is  majority  owned  and controlled by its  principals  and is  registered  with the SEC as an investment advisor  under the Advisers  Act. As of July 31, 2006,  AQR had $26.3 billion in total assets under management.

In managing  its  allocated  portion of the Fund's  portfolio,  AQR  utilizes an investment  philosophy  that  combines  the  basic  concepts  of both  value and momentum investing.  Through a quantitative  process, AQR applies these concepts using a  variety  of  proprietary  indicators  across  many  markets.  AQR  also
evaluates  earnings  quality,   investor  sentiment,   sustainable  growth,  and
management signaling as important components of the investment process.

AQR's  quantitative   investment   approach  begins  with  the  creation  of  an
appropriate  universe of  securities  based on a relevant  benchmark,  liquidity considerations,  and additional screening factors.  Once an appropriate universe of potential  investments has been identified,  AQR assigns an individual rating to each industry and to each security.  These two rating components are combined to produce a final  rating.  AQR then seeks to  construct  an optimal  portfolio using these assigned ratings.  AQR uses proprietary  trading and risk-management models to monitor and rebalance  the portfolio in accordance  with AQR's ongoing analysis.

The name and principal  occupation of each of the principal  executive  officers and directors of AQR are listed  below.  The address of each  individual  listed below is Two Greenwich Plaza, 3rd Floor, Greenwich, Connecticut 06830.

Clifford S. Asness, Founding Managing Principal
David G. Kabiller, Founding Principal
Robert Krail, Founding Principal
John M. Liew, Founding Principal
Jacques A. Friedman, Principal
Brian K. Hurst, Principal
Oktay Kurbanov, Principal

NWQ Investment Management Company, LLC

NWQ is located at 2049 Century Park East,  16th Floor,  Los Angeles,  California
90067. NWQ is an indirect,  wholly-owned subsidiary of Nuveen Investments,  Inc.
and is registered  as an  investment  adviser under the Advisers Act. As of July
31, 2006, NWQ had $13.4 billion in total assets under management.

Through an analyst-driven,  value-oriented  process,  NWQ invests in undervalued companies that it believes possess catalysts to improve profitability.  NWQ uses a bottom-up  research  approach  to identify  companies  that NWQ  believes  are undervalued in industries with positive or improving  fundamentals.  The process seeks to  identify  companies  where  catalysts  exist that may unlock  value or improve  profitability.  These catalysts may include new  management,  improving
fundamentals,   renewed  management  focus,  industry   consolidation,   company
restructuring,   and  excessive  pessimism.   In  addition,  a  broad  range  of
quantitative   value  factors  are  evaluated,   such  as  price-to-cash   flow,
price-to-book, price-to-earnings, and quality of earnings.

NWQ  invests  in  intrinsic  value   opportunities  by  applying  a  variety  of
parameters.  Decisions  to  add  positions  to  the  portfolio  are  made  on an
opportunistic   basis,   capitalizing   on   situations   created  by   investor
over-reaction, misperception, and short-term focus. NWQ typically reduces or  eliminates  positions  in the  portfolio  in  response to  deterioration  of fundamentals  and/or a failure to reach NWQ's proprietary price targets within a reasonable  time  period.  NWQ's  allocated  portion  of  the  Fund's  portfolio typically consists of 45-70 stocks, depending on market conditions.

The name and principal  occupation of each of the principal  executive  officers and directors of NWQ are listed  below.  The address of each  individual  listed below is 2049 Century Park East, 16th Floor, Los Angeles, California 90067.

Jon D. Bosse, CFA, Chief Investment Officer, Co-President*
E.C. (Ted) Friedel, CFA, Managing Director*+
Phyllis G. Thomas, CFA, Managing Director*
Michael J. Carne, CFA, Managing Director+
Mark A. Morris, Managing Director
Mark R. Patterson, CFA, Managing Director
James T. Stephenson, CFA, Managing Director
David M. Stumpf, CFA, CFP, Managing Director+
Gregg S. Tenser, CFA, Managing Director
Kevin A. Hunter, Senior Vice President+
Darren T. Peers, Senior Vice President
Martin Pollack, Senior Vice President
Andrew C. Hwang, Assistant Vice President
Kirk Allen, Senior Vice President, Trading
Patrick M. Schloss, Senior Vice President, Institutional Client Services
John E. Conlin, Co-President
Michael C. Mendez, Chief Executive Officer
Mary-Gene Slaven, Managing Director, Secretary/Treasurer
Patrick G. Goshtigian, CFA, Managing Director, Administration & Institutional
Services

*Investment Oversight Committee Member
+Fixed Income Investment Policy Committee Member

                           THE SUBADVISORY AGREEMENTS

The terms of each Subadvisory Agreement, other than the rates of compensation to be paid by the Advisor to each subadvisor,  are  substantially  identical to the
previous   subadvisory   agreement  between  the  Advisor  and  Kaplan  and  the
subadvisory  agreement  between  the Advisor  and the Fund's  third  subadvisor,
Wells.

Each  Subadvisory  Agreement  provides that the subadvisor,  among other duties, will make all  investment  decisions  for the  allocated  portion  of the Fund's assets for which it serves as subadvisor.  Each subadvisor will,  subject to the supervision  of the  Board  and the  Advisor,  conduct  an  ongoing  program  of investment,  evaluation  and,  if  appropriate,  sale  and  reinvestment  of the subadvisor's  allocated portion of the Fund's assets.  Each subadvisor also will
perform  certain  other  administrative  and  compliance-related   functions  in
connection with the management of its allocated portion of the Fund's portfolio.

Each Subadvisory  Agreement  provides for the subadvisor to be compensated based on the average daily net assets  allocated to that  subadvisor.  The subadvisors are  compensated  from the fees that the Advisor  receives  from the Fund.  Each subadvisor  generally will pay all expenses the subadvisor  incurs in connection with its activities under the Subadvisory Agreement, other than the costs of the
Fund's portfolio securities and other investments.

Each Subadvisory Agreement may be terminated at any time, without the payment of any penalty, by: (i) the vote of a majority of the Board, the vote of a majority of the outstanding  voting  securities of the Fund, or the Advisor,  or (ii) the subadvisor,  on not less than 90 days'  written  notice to the  Advisor  and the
Trust.

Each Subadvisory  Agreement was approved by the Board at the May Meeting,  which was called for the purpose of approving the  Agreements,  for an initial term of two years.  Thereafter,  continuance of each Subadvisory  Agreement will require the annual  approval  of the Board,  including  a  majority  of the  Independent
Trustees.   Each   Subadvisory   Agreement   provides  that  it  will  terminate
automatically  in the event of its assignment,  except as otherwise  provided by applicable law or the Exemptive Order.

                        BOARD OF TRUSTEES' CONSIDERATIONS

At the May Meeting,  MGI  recommended  the appointment of each of AQR and NWQ to serve as a subadvisor  of the Fund after  evaluating a number of other  possible investment managers. Each of AQR and NWQ was recommended by the Advisor because, among other factors, each subadvisor:  (i) demonstrated  consistently  favorable historical  performance;  (ii) takes a disciplined and opportunistic approach in
managing  small/mid  cap  value  portfolios;   (iii)  has  an  investment  staff
experienced in managing small/mid cap value portfolios;  (iv) is led by a stable management team; (v) possesses a workable organizational structure; and (vi) has adequate  infrastructure.  Also,  the  Advisor  took note of the fact  that,  in addition to the  Subadvisors'  demonstrated  capabilities  within the  small/mid capitalization value strategy, the Subadvisors'  investment styles and long-term performance records were complimentary to one another.

At the Meeting,  the Board,  including a majority of the  Independent  Trustees, considered and approved each Subadvisory  Agreement.  In determining  whether to approve  each  Subadvisory  Agreement,  the  Board  considered  the  information received in advance of the Meeting, which included: (i) copies of a form of each
Subadvisory  Agreement between the Advisor and the subadvisor;  (ii) information regarding the process by which the Advisor  selected and  recommended  for Board approval each subadvisor;  (iii) information regarding the nature and quality of the services that each subadvisor  would provide to the Fund;  (iv)  information
regarding  each  subadvisor's   reputation,   investment   management  business,
personnel, and operations; (v) information regarding each subadvisor's brokerage and trading  policies and  practices;  (vi)  information  regarding the level of subadvisory  fees to be charged by each  subadvisor,  and a comparison  of those fees to the fees: (a) charged by the subadvisor to other comparable accounts the subadvisor manages,  including registered and unregistered  investment companies or other pooled  investment  vehicles,  as  applicable;  and (b) paid by certain other registered  investment companies (or their investment advisors) and having investment  objectives  similar to the investment  objective of the Fund;  (vii)
each  subadvisor's  compliance  program;  (viii)  each  subadvisor's  historical performance returns managing a similar investment mandate,

and such performance  compared to a relevant index;  and (ix) each  subadvisor's financial  condition.  The  Board  also  considered  the  discussions  held with representatives of the Advisor, AQR, and NWQ at the Meeting.

When considering the approval of the Subadvisory Agreements,  the Board reviewed and  analyzed  the  factors  the  Board  deemed  relevant  with  respect  to the applicable  subadvisor,  including:  the  nature,  quality,  and  extent  of the services  to be  provided  to the  Fund  by  the  subadvisor;  the  subadvisor's management style; the subadvisor's historical performance record managing pooled investment  products similar to the Fund; the  qualifications  and experience of the  persons  that will be  responsible  for the  day-to-day  management  of the allocated portion of the Fund; and the subadvisor's  staffing levels and overall resources.  Additionally,  the Board reviewed materials supplied by counsel that were prepared for use by the Board in fulfilling its duties under the 1940 Act.

In examining the nature,  quality,  and extent of the services to be provided by each  subadvisor  to the Fund,  the Board  considered:  the specific  investment process to be employed by the  subadvisor in managing the assets to be allocated to it; the  qualifications of the subadvisor's  investment  management team with
regard  to  implementing  the  Fund's  investment   mandate;   the  subadvisor's
performance record as compared to its benchmark; the subadvisor's infrastructure and whether it  appeared  to  adequately  support  the  subadvisor's  investment
strategy;   and  the  Advisor's  review  process  and  the  Advisor's  favorable assessment as to the nature and quality of the subadvisory  services expected to be provided by the  subadvisor.  The Board  concluded that the Fund will benefit from  the  quality  and  experience  of the  respective  subadvisors'  portfolio managers.  Based  on the  Board's  consideration  and  review  of the  foregoing information,  the Board  concluded that the nature,  extent,  and quality of the subadvisory  services  to be  provided  by  each  subadvisor,  as  well  as each
subadvisor's   ability  to  render  such  services  based  on  its   experience,
operations, and resources, were appropriate for the Fund, in light of the Fund's investment  objective,  and  supported  a decision to approve  each  Subadvisory
Agreement.

Because AQR and NWQ are both newly appointed  subadvisors to the Fund, the Board could not consider the subadvisors'  investment performance in managing the Fund as a factor in evaluating the  Subadvisory  Agreements.  However,  the Board did
review  each  subadvisor's  historical  performance  record  in  managing  other accounts that were  comparable to the Fund. The Board  compared this  historical performance  to a  relevant  benchmark  noting  that the AQR  small  cap  value composite  strategy  (the "AQR  Strategy")  had  outperformed  the Russell  2000
Value(R)Index since the AQR Strategy's inception, and that the NWQ small/mid cap
value  strategy  (the  "NWQ  Strategy")  had   outperformed   the  Russell  2500
Value(R)and Russell  2500(R)Indexes since the NWQ Strategy's inception.  On this basis,  the Board  concluded  that the  historical  performance  record for each subadvisor supported a decision to approve each Subadvisory Agreement.

The Board carefully  considered the proposed fees payable under each Subadvisory
Agreement.  In this connection,  the Board evaluated the compensation to be paid to each subadvisor by the Advisor. The Board also considered  comparisons of the fees to be paid to each subadvisor with the fees each subadvisor  charges to its other clients, noting that AQR's proposed subadvisory fee was near the median of what AQR charged its other clients, and did not include a performance  component
(as  many  of  AQR's  other  client  fee  schedules  did),  and  NWQ's  proposed subadvisory  fee was  equal  to or less  than the fees  NWQ  charged  its  other clients. In addition, the Board considered whether the fee

schedules  of  the  subadvisors  included  breakpoints  that  would  reduce  the subadvisors'  fees as assets in the Fund  increased,  noting that AQR's proposed
subadvisory  fee  schedule  did  include   breakpoints,   while  NWQ's  proposed
subadvisory fee schedule did not. After  evaluating the proposed fees, the Board concluded  that the fees that would be paid to each  subadvisor  with respect to the assets to be allocated to the subadvisor  appeared to be within a reasonable range in light of the quality and extent of the services to be provided.

The Board  considered  the selection and due diligence  process  employed by the
Advisor in deciding to recommend the subadvisors as subadvisors to the Fund, and also  considered  the  Advisor's  conclusion  that  the  fees  to be paid to the subadvisors for their respective services to the Fund will be reasonable and the reasons  supporting that  conclusion.  The Board noted that the subadvisory fees will be paid by the Advisor to the  subadvisors  and will not be additional fees paid by the Fund.  The Board  concluded that the Advisor's  recommendations  and conclusions supported approval of each Subadvisory Agreement.

In considering the materials and information  described  above,  the Independent
Trustees  received  assistance from, and met separately with, their  independent legal counsel,  and were provided with a written  description of their statutory responsibilities and the legal standards that are applicable to the approvals of advisory agreements.

After full  consideration of the factors  discussed above, with no single factor identified as being of paramount importance,  the Board, including a majority of the Independent Trustees, with the assistance of independent counsel,  concluded that  the  initial  approval  of  each  Subadvisory  Agreement  was in the  best interests of the Fund, and approved the  Subadvisory  Agreements with respect to the Fund.

                               GENERAL INFORMATION

Administrative and Accounting Services

Investors Bank & Trust Company (the  "Administrator"),  located at 200 Clarendon
Street,  Boston,  Massachusetts  02116,  is the  administrator  of the Fund. The
Administrator performs various services for the Fund, including fund accounting, daily and ongoing maintenance of certain Fund records, calculation of the Fund's net asset value, and preparation of shareholder reports.

The Advisor provides certain  internal  administrative  services to the Class S,
Class Y-1,  and Class Y-2 shares of the Fund,  for which the Advisor  receives a fee of 0.15%,  0.10%,  and 0.05% of the average daily net assets of the Class S,
Class Y-1, and Class Y-2 shares of the Fund,  respectively.  For the fiscal year ended March 31, 2006,  the Fund did not pay any fees to the Advisor for internal administrative services.

Principal Underwriting Arrangements

MGI Funds  Distributors,  Inc., a Delaware  corporation  that is a subsidiary of
PFPC, Inc. (the "Distributor"),  acts as the principal underwriter of each class of shares of the Fund pursuant to an Underwriting  Agreement with the Trust. The
Underwriting  Agreement  requires  the  Distributor  to use  its  best  efforts, consistent with its other businesses, to sell shares of the Fund.

Payments to Affiliated Brokers

The Fund did not make any payments to any  affiliated  brokers during the fiscal year ended March 31, 2006.

Record of Beneficial Ownership

As of July 31, 2006, the Fund had 7,233,111.3 shares outstanding. As of July 31,
2006, MGI  Collective  Trust:  MGI US Small/Mid Cap Value Equity  Portfolio held
6,588,193.1 of the Fund's  outstanding  shares and the Scripps Howard Foundation held 362,381.3 of the Fund's  outstanding  shares,  representing 91.1% and 5.0%, respectively, of the total shares outstanding.

                               SHAREHOLDER REPORTS

Additional  information about the Fund's  investments is available in the Fund's annual and semi-annual reports to shareholders. In the Fund's annual report, you will find a discussion of the market  conditions and investment  strategies that significantly  affected  the Fund's  performance  during its last fiscal year. A copy of the Fund's most  recent  annual  report and the most recent  semi-annual report succeeding the annual report may be obtained,  without charge, by calling your plan administrator or recordkeeper or financial advisor,  or by calling the
Trust toll-free at 1-866-658-9896.